© 2021 Wells Fargo Bank, N.A. All rights reserved. For public use. NR-06-2021 News Release | August 3, 2021 Wells Fargo & Company Announces Full Redemptions of its Series O and Series X Preferred Stock and Related Depositary Shares SAN FRANCISCO – Aug. 3, 2021 – Wells Fargo & Company (NYSE: WFC) today announced that on Sept. 15, 2021, it will redeem all 26,000 shares (the “Redeemed Series O Preferred Shares”) of its Non-Cumulative Perpetual Class A Preferred Stock, Series O (the “Series O Preferred Stock”). The redemption of the Redeemed Series O Preferred Shares will trigger the redemption of the 26,000,000 shares of the related depositary shares (the “Redeemed Series O Depositary Shares”), each representing a 1/1,000 interest in a share of Series O Preferred Stock (the “Series O Depositary Shares”) (NYSE: WFC.PRO). The redemption price will be equal to $25,000.00 per Redeemed Series O Preferred Share and $25.00 per Redeemed Series O Depositary Share. After giving effect to the redemption, no shares of the Series O Preferred Stock or the Series O Depositary Shares will remain outstanding. Wells Fargo & Company also announced that on Sept. 15, 2021, it will redeem all 46,000 shares (the “Redeemed Series X Preferred Shares”) of its Non-Cumulative Perpetual Class A Preferred Stock, Series X (the “Series X Preferred Stock”). The redemption of the Redeemed Series X Preferred Shares will trigger the redemption of the 46,000,000 shares of the related depositary shares (the “Redeemed Series X Depositary Shares”), each representing a 1/1,000 interest in a share of Series X Preferred Stock (the “Series X Depositary Shares”) (NYSE: WFC.PRX). The redemption price will be equal to $25,000.00 per Redeemed Series X Preferred Share and $25.00 per Redeemed Series X Depositary Share. After giving effect to the redemption, no shares of the Series X Preferred Stock or the Series X Depositary Shares will remain outstanding. Because the redemption date is also a dividend payment date for the Series O Preferred Stock, the Series O Depositary Shares, the Series X Preferred Stock, and the Series X Depositary Shares, the redemption prices noted herein do not include declared and unpaid dividends. Regular quarterly dividends will be paid separately in the customary manner on Sept. 15, 2021, to holders of record at the close of business on Aug. 31, 2021. All regulatory requirements relating to the redemption of the Redeemed Series O Preferred Shares, Redeemed Series O Depositary Shares, Redeemed Series X Preferred Shares, and Redeemed Series X Depositary Shares have been satisfied by Wells Fargo & Company. The redemption agent is Equiniti Trust Company, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota, 55120. Payment of the redemption price for the Redeemed Series O Depositary Shares and the Redeemed Series X Depositary Shares will be sent to holders by the redemption agent on the redemption date. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets, proudly serves one in three U.S. households and more than 10% of small businesses in the U.S., and is the leading middle market banking provider in the U.S. We provide a diversified set of banking, investment, and mortgage products and services, as well as consumer Exhibit 99.1

2 Aug. 3, 2021 | News Release and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 37 on Fortune’s 2021 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy. News, insights, and perspectives from Wells Fargo are also available at Wells Fargo Stories. Additional information may be found at www.wellsfargo.com | Twitter: @WellsFargo. Contact Information Media Beth Richek, 704-374-2545 Beth.Richek@wellsfargo.com Investor Relations Tanya Quinn, 415-396-7495 tanya.quinn@wellsfargo.com News Release Category: WF-CF ###